Company Press Release

Internet Stock Market Resources, Inc. announces CorpHQ, Inc. as newest member.

St. Petersburg, Fl. June 14, Internet Stock Market Resources, Inc. (OTC BB:
ISMR) is announcing the addition of Corp HQ, Inc., (OTC BB: COHQ) to it's listed member organization.

Corp HQ, Inc. operates a "virtual corporate headquarters" at http://www.corphq.com targeting the 43.5 million small office-home office ("SOHO") entrepreneurs in the United States. A pioneering Internet-enabled "virtual corporation," its next-generation business model utilizes e-commerce, community and physical distribution to create a potential "category killer" in the Internet's business-to-business market space. A history of strong operating margins and rapid growth underscores the long-term potential of this award-winning company.


For on-line investor information on COHQ go to:
http://www.internetstockmarket.com/corpprof/c/cohq.html For general investor relations call: Steven Glazer, VP Investor Relations (212) 258-2520 or visit website at: http://www.corphq.com

To receive UPDATES on ISMR's Emerging Companies subscribe by going to: http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: TMEX USA,Inc., (OTC BB: TMXU), Fonix Corp (NASDAQ: FONX),); iVision Group (OTC BB: IVIG), First Florida Communications (OTC BB: FFCI), (OTC BB: SNPC), Pinnacle Business Management, Inc. (OTC BB:
PCBM).

Internet Stock Market Resources, Inc, herewith states that no other company mentioned in this release is related to Corp HQ, Inc. nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., please contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc. http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.